     Constitution
     Syscon Justice Systems International Pty Limited
HENRY DAVIS YORK 44 MARTIN PLACE SYDNEY NSW 2000 AUSTRALIA TELEPHONE +61 2 9947 6000
FACSIMILE +61 2 9947 6999 DX 173 SYDNEY EMAIL HDY@HDY.COM.AU WWW.HDY.COM.AU

Constitution of proprietary company	HENRY DAVIS YORK
Table of Contents

1. DEFINITIONS AND INTERPRETATION	1

1.1 Definitions	1
1.2 General interpretive provisions	2
1.3 Replaceable rules	2
1.4 Determining percentage of votes	2
1.5 Written notice	3
1.6 Representatives	3
1.7 Previous constitution superseded	3

2. PROPRIETARY COMPANY	3

2.1 Shareholder requirements	3
2.2 Fundraising restrictions	3

3. POWERS OF THE COMPANY	4

3.1 Legal capacity and powers of the Company	4
3.2 Company may have Seal	4
3.3 Agent exercising the Company’s power to make contracts	5
3.4 Execution of documents by the Company	5

4. ISSUING AND CONVERTING SHARES	5

4.1 Terms of issue	5
4.2 Rights attached to preference shares	6
4.3 Power to issue bonus or partly-paid shares	6
4.4 Power to redeem redeemable preference shares	6
4.5 Company not bound to recognise certain interests in shares	6
4.6 Resolution to convert shares into larger or smaller number	7

5. SHARE CERTIFICATES	7

5.1 Entitlement to share certificate	7
5.2 Contents of share certificate	7
5.3 Loss or destruction of share certificate	8

6. PARTLY-PAID SHARES	9

6.1 Differentiation between holders as to the amount to be paid on calls	9
6.2 Liability on partly-paid shares	9
6.3 Directors may make calls on shares	9
6.4 Joint and several liability for payment of calls	9
6.5 When a call is made	9
6.6 Interest to be paid on early payment of calls	9

7. FORFEITURE	10

7.1 Directors may forfeit shares	10
7.2 Consequences of forfeiture	10
7.3 Proof of forfeiture	10
7.4 Sale of forfeited share	10

8. LIEN	11

8.1 Lien over partly paid shares	11
8.2 Lien in respect of money owing under statute or legislative enactment	11
8.3 Sale of shares subject to a lien	11

Constitution of proprietary company	HENRY DAVIS YORK

9. TRANSFER OF SHARES	12

9.1 Transmission of shares on death	12
9.2 Transmission of shares on bankruptcy	12
9.3 Transmission of shares on mental incapacity	13
9.4 Registration of transfers	13

10. REDUCTION OF CAPITAL	14

11. MODIFICATION OF RIGHTS	14

11.1 The procedure to vary or cancel class rights	14
11.2 When modification takes effect	14

12. CIRCULATING RESOLUTIONS OF SHAREHOLDERS	15

12.1 Circulating resolutions when more than one shareholder	15
12.2 Resolutions of one shareholder Company	16

13. CALLING MEETINGS OF SHAREHOLDERS	16

13.1 Calling of meetings of shareholders by a Director	16
13.2 Calling of general meeting by Directors when requested by shareholders	16
13.3 Failure of Directors to call a general meeting	17
13.4 Calling of general meeting by shareholders	17
13.5 Amount of notice of meetings	17
13.6 Notice of meetings of shareholders to shareholders and Directors	18
13.7 Auditor entitled to notice and other communications	19
13.8 Contents of notice of meetings of shareholders	19
13.9 Notice of adjourned meetings	19
13.10 Accidental omission or non-receipt of notice	20

14. SHAREHOLDERS’ RIGHTS TO PUT RESOLUTIONS AT GENERAL MEETINGS	20

14.1 Shareholders’ resolutions	20
14.2 Company giving notice of shareholders’ resolutions	20

15. SHAREHOLDERS’ STATEMENTS TO BE DISTRIBUTED	21

15.1 Grounds for statement	21
15.2 Who may request	21
15.3 How request to be made	21
15.4 Copies for signing	21
15.5 Distribution of the statement	21
15.6 When Company bears cost	22
15.7 When shareholders bear cost	22
15.8 When Company need not Company with request	22

16. HOLDING MEETINGS OF SHAREHOLDERS	22

16.1 Purpose	22
16.2 Time and place for meetings of shareholders	22
16.3 Technology	22
16.4 Quorum	22
16.5 Chairing meetings of shareholders	23
16.6 Auditor’s right to be heard at general meetings	23
16.7 Adjourned meetings	23

17. VOTING AT A SHAREHOLDERS’ MEETING	24

17.1 How many votes a shareholder has	24
17.2 Jointly held shares	24
17.3 Objections to right to vote at a meeting of the Company’s shareholders	24

Constitution of proprietary company	HENRY DAVIS YORK

17.4 Votes need not all be cast in the same way	24
17.5 How voting is carried out	24
17.6 Matters on which a poll may be demanded	25
17.7 When a poll is effectively demanded	25
17.8 When and how polls must be taken	25
17.9 Shareholders with unpaid calls	26
17.10 Personal representative’s right to vote	26

18. PROXIES	26

18.1 Who can appoint a proxy	26
18.2 Rights of proxies	26
18.3 Company sending appointment forms or lists of proxies must send to all shareholders	27
18.4 Appointing a proxy	27
18.5 Proxy documents	28
18.6 Validity of proxy vote	28

19. DIRECTORS	29

19.1 Number of Directors	29
19.2 Appointment and removal of Director	29
19.3 Single Director/shareholder Company	29
19.4 Interests of Directors	30
19.5 Remuneration of Directors	31
19.6 Vacation of office of Director	31
19.7 Defect in appointment	32
19.8 Wholly-owned subsidiary	32

20. POWERS AND DISCRETIONS OF DIRECTORS	32

20.1 Business of the Company	32
20.2 Appointment of attorneys	33
20.3 Appointment of auditor	33
20.4 Directors may execute security over the assets of the Company	33
20.5 Negotiable instruments	33
20.6 Directors’ discretion	33
20.7 Delegation	33

21. DIRECTORS’ RESOLUTIONS AND MEETINGS	34

21.1 Circulating resolutions	34
21.2 Resolutions and declarations of single Director Company	34
21.3 Calling Directors’ meetings	34
21.4 Use of technology	35
21.5 Chairing Directors’ meetings	35
21.6 Quorum at Directors’ meetings	35
21.7 Passing of Directors’ resolutions	35

22. ALTERNATE DIRECTORS	35

22.1 Appointment	35
22.2 Notice of Directors’ meeting	35
22.3 Exercise of powers by alternate	35
22.4 Termination of appointment	35
22.5 Procedures for appointment and termination	36
22.6 Automatic vacation of office	36
22.7 Entitlements	36

23. MANAGING DIRECTOR	36

23.1 Appointment	36

Constitution of proprietary company	HENRY DAVIS YORK

23.2 Powers and revocation of powers	36
23.3 Revocation or variation of appointment	36

24. SECRETARY	36

24.1 Requirement for secretary	36
24.2 Appointment of secretary	37
24.3 Natural person not a minor as secretary	37
24.4 Defect in appointment	37
24.5 Acting secretary	37
24.6 Terms and conditions of office of secretary	37

25. MINUTES	37

25.1 Company must keep minute books	37
25.2 Minutes to be signed	38
25.3 Resolution without meeting	38
25.4 Single Director declarations	38
25.5 Location of minute books	38
25.6 Inspection by shareholders	38
25.7 Requests by shareholders	38

26. DIVIDENDS	39

26.1 Dividends to be paid out of profits	39
26.2 Other provisions about paying dividends	39
26.3 No interest on a dividend	39
26.4 Directors’ discretion to pay dividends	39
26.5 Incurring of debt	39
26.6 Retention of dividends payable to a personal representative	40
26.7 Joint shareholders	40

27. CAPITALISATION OF PROFITS	40

28. INSPECTION OF BOOKS	40

29. INSPECTION OF FINANCIAL RECORDS	40

29.1 Director access	40
29.2 Shareholder access	40

30. NOTICES	41

30.1 Notice to personal representative	41
30.2 Notices to persons on the Register	41
30.3 When notice is given	41
30.4 Notice by shareholders of address for service	41
30.5 How notices are given to shareholders	41
30.6 How notices are given to the Company	41
30.7 When notices are taken to be given	41
30.8 Jointly held shares	42
30.9 Notice to shareholders’ attorney	42

31. WINDING UP	42

32. INDEMNITY	42

32.1 Indemnity against liabilities	42
32.2 Insuring officers of the Company	43
32.3 Company may make separate contracts and bring separate actions	43
32.4 Directors may resolve to not indemnify	43
32.5 Interpretation	44

Constitution of proprietary company	HENRY DAVIS YORK

32.6 Payments not remuneration	44

33. BRANCH REGISTERS	44

33.1 Company may keep branch registers	44
33.2 Directors to determine manner in which branch registers are kept	44
33.3 Delegation	44

34. AMENDING THIS CONSTITUTION	44

34.1 By special resolution	44
34.2 Date effective	45

Constitution of proprietary company	HENRY DAVIS YORK
Constitution
Syscon Justice Systems International Pty Limited (Company)
1	INTERPRETATION

1.1	Definitions

In this constitution the following definitions apply unless the context otherwise requires.

Act means the Corporations Act 2001 (Cth) as amended or re-enacted from time to time and includes any statutory instruments issued under the Act.

ASIC means the Australian Securities & Investments Commission or any successor body.

Board means the board of Directors.

Company means the company named above.

Constitution means this document and includes any variation or replacement of it.

Director means a person appointed as a Director of the Company or a person who is appointed to the position of alternate Director and is acting in that capacity.

Dividend includes a bonus dividend.

Indemnified Liability means all liabilities including all losses, damages, costs, charges and expenses, claims, demands, actions or suits incurred, suffered by or made or instituted against a Director (including in connection with any actual or alleged negligence):
(a)	as an officer of the Company; or

(b)	if relevant, arising from, or in connection with, the Director’s employment by the Company, but does not include:
(a)	a liability owed to the Company or any of its related bodies corporate;

(b)	a liability that is owed to someone other than the Company or any of its related bodies corporate and did not arise out of conduct in good faith; or

(c)	a liability for a pecuniary penalty order under section 1317G of the Act or compensation order under section 1317H of the Act.
(These exclusions reflect section 199A(2) of the Act.)
Office means the registered office of the Company.
Personal representative means, in respect of a shareholder, a person who becomes entitled to a share in the Company held by the shareholder by reason of the death, mental ill health or bankruptcy of the shareholder.

Constitution of proprietary company	HENRY DAVIS YORK
Replaceable rules means the replaceable rules under, or as referred to in, the Act, as amended or re-enacted from time to time.
Register means the register of shareholders to be kept pursuant to the Act.
Seal means the common seal of the Company (if any).
Secretary means any person appointed to perform the duties of secretary of the Company.
Shareholder means the registered holder of any shares in the Company.
Special resolution has the same meaning as in the Act.
Subsidiary has the same meaning as in the Act.
Writing includes printing, lithography, photography and other modes or reproducing or representing words in a visible form (including electronic).
1.2	General interpretive provisions
     In this constitution:
(a)	words importing the singular number include the plural number and vice versa; words importing any gender include every other gender; and words referring to a person include corporations;

(b)	where a word or an expression is defined, another part of speech or grammatical form of that word or expression has a corresponding meaning;

(c)	any reference to a clause is a reference to a clause of this constitution;

(d)	headings to clauses, and italicised notes in brackets following some clauses, are added for convenience only and do not affect interpretation;

(e)	annotations or words which refer to sections of the Act or to Replaceable Rules do not form part of the Constitution;

(f)	where a word or an expression is used which is defined in the Act, it has the same meaning in this Constitution; and

(g)	includes means “includes without limitation”.
1.3	Replaceable rules

The Replaceable Rules do not apply in respect of the Company except where they are expressly stated to apply.

1.4	Determining percentage of votes

Where this Constitution requires that the percentage of votes that a shareholder has to be worked out, that percentage is that as worked out as at midnight before the relevant event.

(This reflects various sections of the Act including sections 249N(4), 249P(5) and 250L(4).)

Constitution of proprietary company	HENRY DAVIS YORK
1.5	Written notice

Subject to any other provision in this Constitution, written notice includes notice given by way of:
(a)	fax; and

(b)	electronic transmission.
1.6	Representatives

A representative appointed by a shareholder that is a corporation may, unless otherwise specified in the appointment, exercise on that corporation’s behalf all of the powers that the corporation could exercise at a meeting or in voting on a resolution.

(This reflects section 250D(4) of the Act.)
1.7	Previous constitution superseded

This Constitution replaces any Memorandum or Articles of Association or constitution which was or were taken to be the Company’s constitution in force before the adoption of this Constitution.

2	PROPRIETARY COMPANY

2.1	Shareholder requirements

The Company is a proprietary company and, accordingly, the Company must have no more than 50 non-employee shareholders. In applying this clause:
(a)	count joint holders of a particular parcel of shares as one shareholder; and

(b)	an employee shareholder is a shareholder who is an employee of the Company or of a Subsidiary of the Company, or who was an employee of the Company or of a Subsidiary of the Company when they became a shareholder.

(This reflects section 113 of the Act.)
2.2	Fundraising restrictions

The Company must not engage in any activity that would require disclosure to investors under Chapter 6D of the Act except for an offer of its shares to:
(a)	existing shareholders of the Company; or

Constitution of proprietary company	HENRY DAVIS YORK
(b)	employees of the Company or of a Subsidiary of the Company.

(This reflects section 113 of the Act.)
3	POWERS OF THE COMPANY

3.1	Legal capacity and powers of the Company

The Company has the legal capacity and powers of an individual anywhere in the world. The Company also has all the powers of a body corporate, including the power to:
(a)	issue and cancel shares in the Company;

(b)	issue debentures whether redeemable or irredeemable;

(c)	grant options over unissued shares in the Company;

(d)	distribute any of the Company’s property among the shareholders, in kind or otherwise;

(e)	give security by charging uncalled capital;

(f)	grant a floating charge over the Company’s property;

(g)	arrange for the Company to be registered or recognised as a body corporate in any place outside the jurisdiction in which Company is registered; and

(h)	do anything that it is authorised to do under law (including a law of a foreign country).

(This reflects section 124 of the Act.)
3.2	Company may have Seal
(a)	The Company may, but need not, have a Seal. If the Company has a Seal, it must have set out on it;
(i)	if the Company has its ACN in its name, the Company’s name; or

(ii)	otherwise, the Company’s name and either:
(A)	the expression “Australian Company Number” or “ACN” and the Company’s ACN; or

(B)	if the last 9 digits of the Company’s ABN are the same, and in the same order as the last 9 digits of its ACN, the expression “Australian Business Number” or “ABN” and the Company’s ABN.
(b)	The Company may have a duplicate Seal. The duplicate must be a copy of the Seal with the words “duplicate seal”, “share seal”, or “certificate seal” added.

(This reflects sections 123 and 149(1) of the Act.)

(c)	If the Company has a Seal, the Directors must provide for the safe custody of the Seal, which may only be used on the authority of the Directors or of a committee of the Directors authorised by the Directors.

Constitution of proprietary company	HENRY DAVIS YORK
3.3	Agent exercising the Company’s power to make contracts

Subject to the operation of a law that requires a particular procedure to be complied with in relation to the contract, the Company’s power to make, vary, ratify or discharge a contract may be exercised by an individual acting with the Company’s express or implied authority and on behalf of the Company. The power may be exercised without using the Seal.

(This reflects section 126.of the Act.)

3.4	Execution of documents by the Company
(a)	The Company may (without limiting other ways in which this may be done) execute a document without using the Seal if the document is signed by:
(i)	two Directors;

(ii)	a Director and Secretary; or

(iii)	if the Company has only one Director who is also the only Company secretary, that Director.
(b)	If the Company has a Seal, the Company may execute a document if the Seal is fixed to the document and the fixing of the Seal is witnessed by:
(i)	two Directors;

(ii)	a Director and a Secretary; or

(iii)	if the Company has only one Director who is also the only Company secretary, that Director.

(This reflects sections 127(1) and (2) of the Act.)
4	ISSUING AND CONVERTING SHARES

4.1	Terms of issue
(a)	The Company may issue bonus shares, preference shares and party-paid shares.

(b)	The power of the Company to issue and convert shares is to be exercised by the Directors.

(This is based on sections 254A(1) and 198A(2) of the Act.)

(c)	Subject to the Act and subject to this Constitution, the Directors may determine:
(i)	the terms on which shares in the Company are issued; and

(ii)	the rights and restrictions attaching to the shares.
(d)	Unless otherwise specified in this Constitution or the terms of issue, all issued shares rank, from the date of issue, equally in respect of capital and income entitlements, irrespective of the issue price of the shares.

Constitution of proprietary company	HENRY DAVIS YORK
4.2	Rights attached to preference shares
(a)	The Directors may issue preference shares (including redeemable preference shares) only if the rights attaching to the preference shares with respect to the following matters have been approved by Special resolution:
(i)	repayment of capital;

(ii)	participation in surplus assets and profits;

(iii)	cumulative and non-cumulative Dividends;

(iv)	voting;

(v)	priority of payment of capital and Dividends in relation to other shares or classes of preference shares.

(This reflects section 254A(2) of the Act.)
4.3	Power to issue bonus or partly-paid shares

Subject to the Act, the Directors’ power under clause 4.1 to issue shares includes the power to issue:
(a)	bonus shares; and

(b)	partly-paid shares.
4.4	Power to redeem redeemable preference shares
(a)	A company may redeem redeemable preference shares only on the terms on which they are on issue.

(b)	The company may only redeem redeemable preference shares if the shares are fully paid up and out of the profits or the proceeds of a new issue of shares made for the purpose of the redemption.

(This reflects sections 254J and 254K of the Act.)
4.5	Company not bound to recognise certain interests in shares

Except as required by the Act or by this Constitution, the Company must treat the person whose name appears in the Register as the holder of a share as the absolute owner of the share and the Company is not bound to recognise (whether or not it has notice) that a person holds any share on trust or any equitable, contingent, future or partial interest in any share or unit of a share or any other rights in respect of any share.
(a)	Conversion of shares

(b)	Subject to clauses (c), (d) and the Act, the Directors may determine the terms on which the shares of a class convert to shares of another class or classes.

(c)	An ordinary share may be converted into a preference share only if the holder’s rights with respect to the following matters have been approved by Special resolution:

Constitution of proprietary company	HENRY DAVIS YORK
(i)	repayment of capital;

(ii)	participation in surplus assets and profits of the Company;

(iii)	cumulative and non-cumulative Dividends;

(iv)	voting; and

(v)	priority of payment of capital and Dividends in relation to other shares or classes or preference shares.
(d)	A share that is not a redeemable preference share when issued cannot afterwards be converted into a redeemable preference share.

(This is based on section 254G of the Act.)
4.6	Resolution to convert shares into larger or smaller number
(a)	The Company may convert all or any of its shares into a larger or smaller number of shares by resolution passed at a general meeting.

(b)	The conversion takes effect on:
(i)	the day the resolution is passed; or

(ii)	a later date specified in the resolution.
(c)	Any amount unpaid on shares being converted is to be divided equally among the replacement shares.

(This reflects section 254H of the Act.)
5	SHARE CERTIFICATES

5.1	Entitlement to share certificate

Subject to the Act, every person whose name is entered in the Register is entitled without payment to receive a share certificate unless the share is held jointly by several persons, in which case the issue and delivery of a share certificate to one of the several joint holders is sufficient delivery to all of those joint holders.

(See section 1071 H(5) of the Act.)

5.2	Contents of share certificate

A share certificate must state:
(a)	the name of the Company and the fact that it is registered under the Act;

(b)	the class of the shares; and

Constitution of proprietary company	HENRY DAVIS YORK
(c)	the amount (if any) unpaid on the shares.

(This reflects section 1070C of the Act.)
5.3	Loss or destruction of share certificate
(a)	The Company must, in accordance with clause (b), issue a duplicate share certificate if:
(i)	the certificate is lost or destroyed;

(ii)	the Shareholder applies to the Company for the duplicate in accordance with clause (c); and

(iii)	the Shareholder complies with clause (d).
(b)	The Company must issue the duplicate share certificate:
(i)	if the Company requires the payment of an amount not exceeding the amount prescribed by regulations made for the purposes of section 1070D(4)(a), within 21 days after the payment is received by the Company; or

(ii)	in a case to which clause (b)(i) above does not apply, within 21 days after the application is made.
(c)	The application must be accompanied by:
(i)	a statement in Writing that the share certificate;
(A)	has been lost or destroyed; and

(B)	has not been pledged, sold or otherwise disposed of;
(ii)	if the share certificate has been lost, a statement in Writing that proper searches have been made; and

(iii)	an undertaking in Writing that if the share certificate is found or received by the owner it will be returned to the Company.
(d)	The Directors may, before accepting an application for the issue of duplicate certificate, require the applicant to do either or both of the following:
(i)	place an advertisement in a daily newspaper circulating in a place specified by the Directors stating that:
(A)	the share certificate has been lost or destroyed; and

(B)	the Shareholder intends, after the end of 14 days after the publication of the advertisement, to apply to the Company for a duplicate certificate; or
(ii)	give a bond for an amount equal to at least the current market value of the shares held by the holder indemnifying the Company against loss following the production of the original share certificate.

(This reflects section 1070D of the Act.)

Constitution of proprietary company	HENRY DAVIS YORK
6	PARTLY-PAID SHARES

6.1	Differentiation between holders as to the amount to be paid on calls

The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

6.2	Liability on partly-paid shares

If shares in the Company are partly-paid, the Shareholder is liable to pay calls on the shares in accordance with the terms on which the shares are on issue.

(This reflects section 254M(1) of the Act.)

6.3	Directors may make calls on shares
(a)	The Directors may, by written notice, make calls on shareholders in respect of any money unpaid on their shares which is not, by the terms on which the shares are issued, payable at fixed times.

(b)	Each shareholder must (subject to receiving at least 14 days notice specifying the time or times and place of payment) pay to the Company, at the time or times and place so specified, the amount called on the Shareholder’s shares.

(c)	A call may be revoked, varied or postponed as the Directors may determine.
6.4	Joint and several liability for payment of calls

The joint holders of a share are jointly and severally liable for the payment of all instalments and calls due in respect of the share.

6.5	When a call is made
(a)	Subject to clause (b), a call is made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

(b)	Any sum which, by the terms of issue of a share, becomes payable on a specified date is, for the purposes of this Constitution, a call duly made, notified and payable on that date.
6.6	Interest to be paid on early payment of calls

The Company may accept from any Shareholder in advance all or any part of the money uncalled and unpaid on any shares held by the Shareholder. The Company may pay interest on all or any part of the money so advanced at a rate not exceeding (unless the Company in general meeting otherwise directs) 10% per annum, as may be agreed between the Directors and the Shareholder paying the sum in advance. Any such interest will be calculated for the period from the date on which the money is received by the Company until the date on which the unpaid amount would, but for the advance, become payable.

Constitution of proprietary company	HENRY DAVIS YORK
7	FORFEITURE

7.1	Directors may forfeit shares
(a)	If a Shareholder fails to pay any call or instalment of a call or other money payable under the terms of issue of a share by the due date, the Directors may give 14 days notice to the Shareholder that the share will be forfeited if payment is not made (in full).

(b)	If a Shareholder fails to comply with a notice provided under clause (a) within 14 days of receipt of the notice, the Directors may, by resolution, forfeit the share together with any Dividends declared on the share but not paid.

(c)	Subject to clause 8.3, a share forfeited under this clause becomes the property of the Company and may be sold, re-issued or otherwise disposed of in such manner as the Directors think fit. In the event of sale, the Company must account to the Shareholder for the residue (if any) after satisfaction of the money due to the Company.

(d)	The Company may, by resolution passed at a general meeting, cancel shares that have been forfeited under the terms on which the shares are on issue.

(This reflects section 258D of the Act)
7.2	Consequences of forfeiture

A person whose shares have been forfeited ceases to be a Shareholder in respect of the forfeited shares. However, the Shareholder remains liable to pay to the Company all money which, at the date of forfeiture, was payable by the person to the Company in respect of the shares (together with interest at the rate of 10% per annum from the date of forfeiture, on the money for the time being unpaid if the Directors think fit to enforce payment of such interest). That person’s liability to pay ceases if and when the Company receives payment in full of all such money in respect of the shares.

7.3	Proof of forfeiture

A declaration in Writing that the declarant is a Director or the Secretary of the Company and that a share in the Company has been duly forfeited on a date stated in the declaration is conclusive evidence of the facts stated in the declaration, as against all persons claiming to be entitled to the share.

7.4	Sale of forfeited share

The Company may receive the consideration, if any, given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the transferee. Subject to clause 9.4(b) and upon provision to the Company of a duly executed (and stamped if required) share transfer form, the transferee must be registered by the Company as the holder of the share. The transferee is not bound to see to the application of the purchase money, if any, and the transferee’s title to the share is not affected by any irregularity or invalidity in the proceedings in relation to the forfeiture, sale or disposal of the share.

Constitution of proprietary company	HENRY DAVIS YORK
8	LIEN

8.1	Lien over partly paid shares

The Company has a first and paramount lien on shares registered in the name of each Shareholder (whether solely or jointly with others) in respect of all money (with interest and whether presently payable or not) due to the Company by the Shareholder or the Shareholder’s estate either alone or jointly with any other person. The Company’s lien, if any, on a share extends to all Dividends payable by the Company in respect of the share. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this clause.

8.2	Lien in respect of money owing under statute or legislative enactment
(a)	The Company has a first and paramount lien and charge on all the shares registered in the name of each Shareholder (whether solely or jointly with others) in respect of all money (with interest and whether presently payable or not) which the Company under any present or future statute or legislative enactment of the Commonwealth of Australia or any of the Australian States or Territories or any other country or place may become liable to pay:
(i)	in respect of the shares registered in the name of the Shareholder; or

(ii)	otherwise in the connection with the holding of the Shareholder.
(b)	Any such money paid by the Company may also be recovered by action from the Shareholder or the Shareholder’s Personal representative as a debt due by the Shareholder or the Shareholder’s estate to the Company. The Company may charge and recover interest at such rate not exceeding 10% as the Directors may determine on any money so paid by the Company from the date when such money was so paid until repayment.
8.3	Sale of shares subject to a lien
(a)	For the purpose of enforcing any lien, the Directors may sell the shares subject to the lien in such manner as they think fit provided that:
(i)	a sum in respect of which the lien exists is presently payable;

(ii)	notice in Writing of the intention to sell has been served on the holder of the shares or the holder’s Personal representative; and

(iii)	the holder or the holder’s Personal representative has not paid all money for which the lien exists within 14 days after such notice.
(b)	To give effect to any such sale, the Directors may authorise any person to transfer the shares sold to the transferee and to sign a share transfer form on behalf of the transferor. The transferee must be registered as the holder of the shares the subject of the transfer and the transferee is not bound to see to the application of the purchase money. The transferee’s title to the shares is not affected by any irregularity or invalidity in the proceedings in relation to the sale.

(c)	The proceeds of the sale received by the Company must be applied in payment of the amount in respect of which the lien exists as is presently payable, and the residue, if any, must (subject to a like lien for sums not presently payable as existed on the shares before the sale) be paid to the person entitled to the shares immediately before the sale.

Constitution of proprietary company	HENRY DAVIS YORK
9	TRANSFER OF SHARES

9.1	Transmission of shares on death
(a)	If a Shareholder who does not own shares jointly dies, the Company will recognise only the Personal representative of the deceased Shareholder as being entitled to the deceased Shareholder’s interest in the shares.

(b)	If the Personal representative gives the Directors the information they reasonably require to establish the Personal representative’s entitlement to be registered as the holder of the shares:
(i)	the Personal representative may:
(A)	by giving written and signed notice to the Company, elect to be registered as the holder of the shares; or

(B)	by giving a completed share transfer form to the Company, transfer the shares to another person; and
(ii)	the Personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Shareholder.
(c)	On receiving a notice under clause (b)(i)(A) and subject to the power of Directors under clauses 9.4(d) and 9.4(e), the Company must register the person as the holder of the shares.

(d)	A transfer under clause (b)(i)(B) is subject to the same rules as apply to transfers generally under clauses 9.3 and 9.4.

(e)	If a Shareholder who owns shares jointly dies, the Company will recognise only the survivor as being entitled to the deceased Shareholder’s interest in the shares.

The estate of the deceased Shareholder is not released from any liability in respect of the shares.

(This substitutes for section 1072A of the Act which is a replaceable rule.)
9.2	Transmission of shares on bankruptcy
(a)	If a person entitled to shares because of the bankruptcy of a Shareholder gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares, the person may:
(i)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)	by giving a completed share transfer form to the Company, transfer the shares to another person.
(b)	On receiving an election under clause (a)(i), the Company must register the person as holder of the shares.

(c)	A transfer under clause (a)(ii) is subject to the same rules, for example about entitlement to transfer and registration of transfers, as apply to transfers generally.

Constitution of proprietary company	HENRY DAVIS YORK
(d)	This clause has effect subject to the Bankruptcy Act 1966 (Cth).

(This substitutes for section 1072B of the Act which is a replaceable rule.)
9.3	Transmission of shares on mental incapacity
(a)	If a person entitled to shares because of the mental incapacity of a Shareholder gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:
(i)	the person may:
(A)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(B)	by giving a completed share transfer form to the Company, transfer the shares to another person; and
(ii)	the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Shareholder.
(b)	On receiving an election under clause (a)(i), the Company must register the person as the holder of the shares.

(c)	A transfer under clause (a) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as applied to transfers generally.

(This substitutes for section 1072D of the Act which is a replaceable rule.)
9.4	Registration of transfers
(a)	A transferor remains the holder of the shares until the transfer is registered and the name of the transferee is entered in the Register in respect of those shares.

(b)	The Directors are not required to register a transfer of shares in the Company unless:
(i)	the duly executed and duly stamped (if stamping is required) share transfer and any share certificate have been lodged at the Office;

(ii)	any fee or duty payable on registration of the transfer has been paid; and

(iii)	the Directors have been given any further information they reasonably require to establish the right of the person transferring the shares to make the transfer.
(c)	If a share certificate is not lodged, the Directors of the Company may accept a statement by the transferor prepared in accordance with clause 5.3(c).

(d)	The Directors may without giving any reason refuse to register a transfer of shares in the Company.

(e)	The Directors may suspend registration of transfers of shares in the Company at the times and for the periods they determine. The periods of suspension must not exceed 30 days in any one calendar year.

(This substitutes for section 1072F and 1072G of the Act which are Replaceable Rules.)

Constitution of proprietary company	HENRY DAVIS YORK
(f)	If the Company refuses to register a transfer of shares in the Company, it must, within 2 months after the date on which the transfer was lodged with it, give the transferee notice of the refusal.

(This reflects section 1071E of the Act.)
10	REDUCTION OF CAPITAL

10.1	The Company may from time to time by resolution reduce its share capital in any way, but subject to the requirements of the Act.

10.2	Without limiting the generality of clause 10.1, the Company when reducing its share capital may resolve that such reduction be effected wholly or in part by the distribution of specific assets (whether held in the name of the Company or in the name of any wholly-owned Subsidiary of the Company) and in particular shares, debentures, debenture stock or other securities or interests in such securities or any other Company or in any one or more of such ways.

10.3	Where the Company pursuant to a reduction of its share capital distributes to its Shareholders shares in another company:
(a)	the Shareholders will be deemed to have agreed to become shareholders of that company; and

(b)	each of the Shareholders appoints the Company and any of its Directors as its agent to execute any transfer of shares or other document to effect the distribution of shares to that Shareholder.
11	MODIFICATION OF RIGHTS

11.1	The procedure to vary or cancel class rights
(a)	If at any time the share capital is divided into different classes of shares, the rights attached to any class of shares, unless otherwise provided by the terms of issue of the shares of that class, may be varied or cancelled with the consent in Writing of the holders of 75% of the issued shares of that class or with the sanction of a Special resolution passed at a meeting of the holders of the shares in that class.

(b)	Clauses relating to general meetings apply to such meetings except that the quorum for the meeting is one or more Shareholders holding one-third of the issued shares of the class and that any Shareholder holding shares of the class may demand a poll.

(c)	The Company must give written notice of the variation or cancellation to the Shareholders of the class within seven days after the variation or cancellation is made.

(This reflects section 246B(3) of the Act.)
11.2	When modification takes effect
(a)	If all Shareholders in a class do not agree to the variation or cancellation of their rights or to a modification of this Constitution to allow their rights to be varied or cancelled, Shareholders with at least 10% of the votes in that class may apply within one month

Constitution of proprietary company	HENRY DAVIS YORK
after the variation, cancellation or modification is made to the court to have the variation, cancellation or modification set aside.

(This reflects sections 246D(1) and (2) of the Act.)

(b)	Subject to clause (c), the variation, cancellation or modification under clause (a) takes effect:
(i)	if no application is made to the court to have it set aside, one month after the variation, cancellation or modification is made; or

(ii)	if an application is made to the court under the Act to have it set aside, when the application is withdrawn or finally determined.

(This reflects sections 246D(2) and (3) of the Act.)
(c)	If the Shareholders in a class all agree, in accordance with the requirements of this Constitution, to the variation, cancellation or modification, it takes effect:
(i)	if no later date is stated in the resolution or consent, on the date of the resolution or consent; or

(ii)	on a later date specified in the resolution or consent. (This reflects section 246E of the Act.)
12	CIRCULATING RESOLUTIONS OF SHAREHOLDERS

12.1	Circulating resolutions when more than one shareholder
(a)	Except in the case of a resolution under section 329 of the Act to remove an auditor, the Company may pass a resolution otherwise required or permitted to be passed at a general meeting without a general meeting being held if all of the Shareholders entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. Each Shareholder of a joint shareholding must sign the document.

(b)	Separate copies of a document may be used for signing by Shareholders if the wording of the resolution and statement is identical in each copy.

(c)	The resolution is passed when the last Shareholder signs the document.

(d)	If the Company passes a resolution under this clause, a requirement under the Act:
(i)	to give Shareholders information or a document relating to the resolution is satisfied by giving the Shareholders that information or document with the document to be signed; and

(ii)	to lodge with ASIC a copy of a notice of meeting to consider the resolution, or of a document which accompanied the notice, is satisfied by lodging a copy of the document to be signed by Shareholders or a copy of the information or documents referred to in clause 12.1(d)(i), respectively.

Constitution of proprietary company	HENRY DAVIS YORK
(e)	The passage of the resolution satisfies any requirement in the Act or this Constitution, that the resolution be passed at a general meeting.

(f)	This clause does not affect any rule of law relating to the assent of Shareholders not given at a general meeting.

(This reflects section 249A of the Act.)
12.2	Resolutions of one shareholder Company

If the Company has only one Shareholder, that Shareholder may pass a resolution by the Shareholder recording it and signing the record.

(This reflects section 249B(1) of the Act.)

13	CALLING MEETINGS OF SHAREHOLDERS

13.1	Calling of meetings of shareholders by a Director

A Director may call a meeting of the Company’s Shareholders.

(This reflects section 249C of the Act which is a replaceable rule.)

13.2	Calling of general meeting by Directors when requested by shareholders
(a)	The Directors of the Company must call and arrange to hold a general meeting on the request of:
(i)	Shareholders with at least 5% of the votes that may be cast at the general meeting; or

(ii)	at least 100 Shareholders (or such different number as may be prescribed by the regulations) who are entitled to vote at the general meeting.
(b)	The request must:
(i)	be in Writing;

(ii)	state any resolution to be proposed at the meeting;

(iii)	be signed by the Shareholders making the request; and

(iv)	be given to the Company.
(c)	Separate copies of a document setting out the request may be used for signing by Shareholders if the wording of the request is identical in each copy.

(d)	The Directors must call the meeting within 21 days after the request is given to the Company. The meeting is to be held not later than 2 months after the request is given to the Company.

(This reflects section 249D of the Act.)

Constitution of proprietary company	HENRY DAVIS YORK
13.3	Failure of Directors to call a general meeting
(a)	Shareholders with more than 50% of the votes of all of the Shareholders who make a request under clause 13.2 may call and arrange to hold a general meeting if the Directors do not do so within 21 days after the request is given to the Company.

(b)	The meeting must be called in the same way, so far as is possible, in which general meetings of the Company may be called. The meeting must be held not later than 3 months after the request is given to the Company.

(c)	To call the meeting the Shareholders requesting the meeting may ask the Company for a copy of the Register. The Company must give the Shareholders the copy of the Register within 7 days after the request is made, without charge.

(d)	The Company must pay the reasonable expenses the shareholders incurred because the Directors failed to call and arrange the meeting.

(e)	The Company may recover the amount of the expenses under clause (d) from the Directors. However, a Director is not liable for the amount if they prove that they took all reasonable steps to cause the Directors to comply with clause 13.2. The Directors who are liable are jointly and individually liable for the amount. If a Director who is liable for the amount does not reimburse the Company, the Company must deduct the amount from any sum payable as fees to, or remuneration of, the Director.

(This reflects section 249E of the Act.)
13.4	Calling of general meeting by shareholders
(a)	Shareholders with at least 5% of the votes that may be cast at a general meeting of the Company may call, and arrange to hold, a general meeting. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

(b)	The meeting must be called in the same way, so far as is possible, in which general meetings of the Company may be called.

(This reflects section 249F of the Act.)
13.5	Amount of notice of meetings
(a)	Subject to clause (b), at least 21 days notice must be given of a meeting of the Company’s shareholders.

(b)	The Company may call on shorter notice:
(i)	an annual general meeting, if all the shareholders entitled to attend and vote at the annual general meeting agree beforehand; and

(ii)	any other general meeting, if shareholders with at least 95% of the votes that may be cast at the meeting agree beforehand.
(c)	A Company cannot call an annual general meeting or other general meeting on shorter notice if it is a meeting of the kind referred to in clause (d).

(d)	At least 21 days notice must be given of a meeting of a Company at which a resolution will be moved to remove an auditor under section 329 of the Act.

Constitution of proprietary company	HENRY DAVIS YORK
(This reflects section 249H of the Act.)
13.6	Notice of meetings of shareholders to shareholders and Directors
(a)	Written notice of a meeting of the Company’s shareholders must be given individually to each shareholder entitled to vote at the meeting and to each Director. If a share is held jointly, notice need only be given to one of the shareholders.

(This reflects section 249J(1) of the Act.)

(b)	Notice to joint shareholders must be given to the joint shareholder named first in the Register of shareholders.

(This substitutes for section 249J(2) of the Act which is a replaceable rule.)

(c)	The Company may give the notice of a meeting to a shareholder:
(i)	personally;

(ii)	by sending it by post to the address for the shareholder in the Register or the alternative address (if any) nominated by the shareholder;

(iii)	by sending it to the fax number or electronic address (if any) nominated by the shareholder;

(iv)	by sending it to the shareholder by other electronic means (if any) nominated by the shareholder; or

(v)	by notifying the shareholder in accordance with clause 13.6.4.

(This reflects section 249J(3) of the Act.)
(d)	If the shareholder nominates:
(i)	an electronic means (nominated notification means) by which the shareholder may be notified that notices of meeting are available; and

(ii)	an electronic means (nominated access means) the shareholder may use to access notices of meeting;

the Company may give the shareholder notice of the meeting by notifying the shareholder (using the nominated notification means) that the notice of meeting is available and how the shareholder may use the nominated access means to access the notice of meeting.

(This reflects section 249J(3A) of the Act.)
(e)	A notice of meeting sent by post is taken to be given three business days after it is posted. A notice of meeting sent by fax, or other electronic means, is taken to be given on the business day after it is sent.

(This substitutes for section 249J(4) of the Act which is a replaceable rule.)

Constitution of proprietary company	HENRY DAVIS YORK
(f)	A notice of meeting given to a shareholder under clause 13.6.3(e) is taken to be given on the business day after the day on which the shareholder is notified that the notice of meeting is available.

(This reflects section 249(5) of the Act which is a replaceable rule.)
13.7	Auditor entitled to notice and other communications

The Company must give the Company’s auditor, if any:
(a)	notice of a general meeting in the same way that a shareholder of the Company is entitled to receive notice; and

(b)	any other communications relating to the general meeting that a shareholder of the Company is entitled to receive.

(This reflects section 249K of the Act.)
13.8	Contents of notice of meetings of shareholders

A notice of a meeting of the Company’s shareholders must:
(a)	set out the place, date and time for the meeting and, if the meeting is to be held in two or more places, the technology that will be used to facilitate this;

(b)	state the general nature of the meeting’s business;

(c)	if a Special resolution is to be proposed at the meeting, set out an intention to propose the Special resolution and state the resolution; and

(d)	if a shareholder is entitled to appoint a proxy, contain a statement setting out the following information:
(i)	that the shareholder has a right to appoint a proxy;

(ii)	whether or not the proxy needs to be a shareholder of the Company; and

(iii)	that a shareholder who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise; and

the information included in the notice of meeting must be worded and presented in a clear, concise and effective manner.

(This reflects section 249L of the Act.)
13.9	Notice of adjourned meetings

When a meeting is adjourned, new notice of the resumed meeting must be given if the meeting is adjourned for one month or more.

(This reflects section 249M of the Act which is a replaceable rule.)

Constitution of proprietary company	HENRY DAVIS YORK
13.10	Accidental omission or non-receipt of notice

The accidental omission to give notice of a meeting or the non-receipt of notice of the meeting by any person does not by itself invalidate the meeting, a meeting notice or any proceedings at that meeting unless the court, on the application of the person concerned, a person entitled to attend the meeting or ASIC, declares proceedings at the meeting to be void.

(This reflects section 1322(3)and 1322(3AA) of the Act.)

14	SHAREHOLDERS’ RIGHTS TO PUT RESOLUTIONS AT GENERAL MEETINGS

14.1	Shareholders’ resolutions
(a)	The following shareholders may give the Company notice of a resolution that they propose to move at a general meeting:
(i)	shareholders with at least 5% of the votes that may be cast on the resolution; or

(ii)	at least 100 shareholders (or such different number as may be prescribed by the regulations) who are entitled to vote at a general meeting.
(b)	The notice must:
(i)	be in Writing;

(ii)	set out the wording of the proposed resolution; and

(iii)	be signed by the shareholders proposing to move the resolution.
(c)	Separate copies of a document setting out the notice may be used for signing by shareholders if the wording of the notice is identical in each copy.

(This reflects section 249N of the Act.)
14.2	Company giving notice of shareholders’ resolutions
(a)	If a Company has been given notice of a resolution under clause 14.1, the resolution is to be considered at the next general meeting that occurs more than two months after the notice is given.

(b)	The Company must give all of its shareholders notice of the resolution at the same time, or as soon as practicable afterwards, and in the same way, as it gives notice of a meeting.

(c)	The Company is responsible for the cost of giving shareholders notice of the resolution if the Company receives the notice in time to send it out to shareholders with the notice of meeting.

(d)	The shareholders requesting the meeting are jointly and individually liable for the expenses reasonably incurred by the Company in giving shareholders notice of the resolution if the Company does not receive the shareholders’ notice in time to send it out with the notice of meeting. At a general meeting, the Company may resolve to meet the expenses itself.

Constitution of proprietary company	HENRY DAVIS YORK
(e)	The Company need not give notice of the resolution if:
(i)	it is more than 1,000 words long or defamatory; or

(ii)	the shareholders making the request are to bear the expenses of sending the notice out, unless the shareholders give the Company a sum reasonably sufficient to meet the expenses that it will reasonably incur in giving the notice.

(This reflects section 249O of the Act.)
15	SHAREHOLDERS’ STATEMENTS TO BE DISTRIBUTED

15.1	Grounds for statement

Shareholders may request the Company to give to all of its shareholders a statement provided by the shareholders making the request about:
(a)	a resolution that is proposed to be moved at a general meeting; or

(b)	any other matter that may be properly considered at a general meeting.
15.2	Who may request

The request must be made by:
(a)	shareholders with at least 5% of the vote that may be cast on the resolution; or

(b)	at least 100 shareholders (or such different number as may be prescribed by the regulations) who are entitled to vote at the meeting.
15.3	How request to be made

The request must be:
(a)	in Writing;

(b)	signed by the shareholders making the request; and

(c)	given to the Company.
15.4	Copies for signing

Separate copies of a document setting out the request may be used for signing by shareholders if the wording of the request is identical in each copy.

15.5	Distribution of the statement

After receiving the request, the Company must distribute to all of the Company’s shareholders a copy of the statement at the same time, or as soon as practicable afterwards, and in the same way, as it gives notice of a general meeting.

Constitution of proprietary company	HENRY DAVIS YORK
15.6	When Company bears cost

The Company is responsible for the cost of making the distribution if the Company receives the statement in time to send it out to shareholders with the notice of meeting.

15.7	When shareholders bear cost

The shareholders making the request are jointly and individually liable for the expenses reasonably incurred by the Company in making the distribution if the Company does not receive the statement in time to send it out with the notice of meeting. At a general meeting, the Company may resolve to meet the expenses itself.

15.8	When Company need not Company with request

The Company need not comply with the request if:
(a)	the statement is more than 1,000 words long or defamatory; or

(b)	the shareholders making the request are responsible for the expenses of the distribution, unless the shareholders give the Company a sum reasonably sufficient to meet the expenses that it will reasonably incur in making the distribution.

(This reflects section 249P of the Act.)
16	HOLDING MEETINGS OF SHAREHOLDERS

16.1	Purpose

A meeting of shareholders must be held for a proper purpose.

(This reflects section 249Q of the Act.)

16.2	Time and place for meetings of shareholders

A meeting of shareholders must be held at a reasonable time and place.

(This reflects section 249R of the Act.)

16.3	Technology

The Company may hold a meeting of its shareholders at two or more venues using any technology that gives the shareholders as a whole a reasonable opportunity to participate.

(This reflects section 249S of the Act.)

16.4	Quorum
(a)	No business may be transacted at any general meeting unless a quorum of shareholders entitled to vote is present at the time when the meeting proceeds to business. A quorum is constituted by:
(i)	if there is only one shareholder, that shareholder;

Constitution of proprietary company	HENRY DAVIS YORK
(ii)	if there are two or more shareholders then, subject to clause (b), two shareholders.

For the purposes of this clause and clause (b), “shareholder” includes a person attending as a proxy or a body corporate representative. If a person has appointed more than one proxy or representative, only one of those proxies or representatives is to be counted in determining whether a quorum is constituted.
(b)	If within 15 minutes from the time appointed for the meeting, a quorum is not present, the meeting is adjourned to such other date, time and place as the Directors may determine or, if the Directors do not determine, the same day in the next week at the same time and place.

(c)	If no quorum is present at the resumed meeting within 15 minutes after the time for the meeting, the meeting is dissolved.

(This substitutes for section 249T of the Act which is a replaceable rule.)
16.5	Chairing meetings of shareholders
(a)	The chair, if any, of the Board is to be the chair at every general meeting of the Company. If the chair of the Board cannot or will not chair a general meeting (or part of it) or is not present within 15 minutes after the time appointed for the holding of the meeting, the Directors present may elect one of their number to be the chair of the meeting but, if they do not do so, the shareholders present must elect the chair of the meeting.

(b)	The chair of the meeting must adjourn a meeting of the shareholders if the shareholders present with a majority of votes at the meeting agree or direct that the chair must do so.

(This substitutes for section 249U of the Act which is a replaceable rule.)
16.6	Auditor’s right to be heard at general meetings
(a)	The Company’s auditor (if any) is entitled to attend any general meeting of the Company.

(b)	The auditor is entitled to be heard at the meeting on any part of the business of the meeting that concerns the auditor in their capacity as auditor.

(c)	The auditor is entitled to be heard even if:
(i)	the auditor retires at the meeting; or

(ii)	the meeting passes a resolution to remove the auditor from office.
(d)	The auditor may authorise a person in Writing as their representative for the purpose of attending and speaking at any general meeting.

(This reflects section 249V of the Act.)
16.7	Adjourned meetings
(a)	A resolution passed at a meeting resumed after an adjournment is passed on the day it was passed.

Constitution of proprietary company	HENRY DAVIS YORK
(This reflects section 249W(1) of the Act.)

(b)	Only unfinished business is to be transacted at a meeting resumed after an adjournment.

(This substitutes for section 249W(2) of the Act which is a replaceable rule.)
17	VOTING AT A SHAREHOLDERS’ MEETING

17.1	How many votes a shareholder has

Subject to any rights or restrictions attached to any class of shares, at a shareholders’ meeting:
(a)	on a show of hands each shareholder has one vote;

(b)	on a poll, each shareholder has one vote for each share they hold; and

(c)	the chair of the meeting has a casting vote in addition to any vote they have as a member.

(This substitutes for section 250E of the Act which is a replaceable rule.)
17.2	Jointly held shares

If a share is held jointly and more than one shareholder votes in respect of that share, only the vote of the shareholder whose name appears first in the Register counts.

(This substitutes for section 250F of the Act which is a replaceable rule.)

17.3	Objections to right to vote at a meeting of the Company’s shareholders

A challenge to a right to vote at a shareholders’ meeting:
(a)	may only be made at the meeting; and

(b)	must be determined by the chair, whose decision is final.

(This substitutes for section 250G of the Act which is a replaceable rule.)
17.4	Votes need not all be cast in the same way

On a poll, a person voting who is entitled to two or more votes:
(a)	need not cast all their votes; and

(b)	may cast their votes in different ways.

(This reflects section 250H of the Act.)
17.5	How voting is carried out
(a)	A resolution put to the vote at a shareholders’ meeting must be decided on a show of hands unless a poll is demanded.

Constitution of proprietary company	HENRY DAVIS YORK
(b)	Before a vote is taken, the chair of the meeting may inform the meeting whether any proxy votes have been received and how the proxy votes are to be cast.

(c)	On a show of hands, a declaration by the chair is conclusive evidence of the result, provided that the declaration reflects the show of hands and the votes of the proxies received. Neither the chair nor the minutes needs to state the number or proportion of the votes recorded in favour or against the resolution.

(This substitutes for section 250J of the Act which is a replaceable rule.)
17.6	Matters on which a poll may be demanded
(a)	Subject to clauses 17.6(b) and 17.8, a poll may be demanded on any resolution.

(b)	A poll cannot be demanded on any resolution concerning:
(i)	the election of the chair of a meeting; or

(ii)	the adjournment of a meeting.
(c)	A demand for a poll may be withdrawn.

(This reflects section 250K of the Act.)
17.7	When a poll is effectively demanded
(a)	At a shareholders’ meeting a poll may be demanded by:
(i)	at least five shareholders entitled to vote on the resolution;

(ii)	shareholders with at least 5% of the votes that may be cast on the resolution on a poll; or

(iii)	the chair of the meeting.
(b)	The poll may be demanded:
(i)	before a vote is taken;

(ii)	before the voting results on a show of hands are declared; or

(iii)	immediately after the voting results on a show of hands are declared.

(This reflects section 250L of the Act.)
17.8	When and how polls must be taken
(a)	Subject to clauses 17.6(b), a poll must be taken when and in the manner the chair directs.

(This reflects section 250M of the Act which is a replaceable rule.)

(b)	The demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Constitution of proprietary company	HENRY DAVIS YORK
17.9	Shareholders with unpaid calls

No shareholder is entitled to vote at any general meeting unless all calls or other sums presently payable by the shareholder in respect of shares in the Company have been paid.

17.10	Personal representative’s right to vote

A Personal representative of a shareholder may vote at any general meeting in respect of a share in the same manner as if the Personal representative was the holder of the share if, at least 48 hours before the time of holding the meeting (or adjourned meeting), at which the Personal representative proposes to vote, the Personal representative has satisfied the Directors of the Personal representative’s entitlement or the Directors have previously admitted the Personal representative’s right to vote at such meeting in respect of the share.

18	PROXIES

18.1	Who can appoint a proxy
(a)	A shareholder who is entitled to attend and vote at a meeting of the shareholders may appoint a person as the shareholder’s proxy to attend and vote for the shareholder at the meeting.

(b)	The appointment may specify the proportion or number of votes that the proxy may exercise.

(c)	Each shareholder may appoint a proxy. If the shareholder is entitled to cast two or more votes at the meeting, they may appoint two proxies. If the shareholder appoints two proxies and the appointment does not specify the proportion or number of the shareholder’s votes each proxy may exercise, each proxy may exercise half of the votes.

(d)	Any fractions of votes resulting from the application of clauses (b) and (c) must be disregarded.

(e)	The person appointed as the shareholder’s proxy may be an individual or a body corporate.

(This substitutes for section 249X and 249X(1A) of the Act which are Replaceable Rules.)
18.2	Rights of proxies

A proxy appointed to attend and vote for a shareholder has the same rights as the shareholder:
(a)	to speak at the meeting;

(b)	to vote (but only to the extent allowed by the appointment); and

(c)	to join in a demand for a poll.

(This reflects sections 249Y(1) and (3) of the Act.)

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18.3	Company sending appointment forms or lists of proxies must send to all shareholders

If the Company sends a shareholder a proxy appointment form for a meeting or a list of persons willing to act as proxies at a meeting:
(a)	if the shareholder requested the form or list, the Company must send the form or list to all shareholders who ask for it and who are entitled to appoint a proxy to attend and vote at the meeting; or

(b)	otherwise, the Company must send the form or list to all its shareholders entitled to appoint a proxy to attend and vote at the meeting.

(This reflects section 249Z of the Act.)
18.4	Appointing a proxy
(a)	An appointment of a proxy is valid if it is signed by the shareholder making the appointment and contains the following information:
(i)	the shareholder’s name and address;

(ii)	the Company’s name;

(iii)	the proxy’s name or the name of the office held by the proxy; and

(iv)	the meetings at which the appointment may be used.

An appointment may be a standing one.
(b)	The chair of the Board may determine in their absolute discretion that a proxy is valid even if it does not contain all of the information referred to in clause (a).

(c)	An undated appointment is taken to have been dated on the day it is given to the Company.

(d)	An appointment may specify the way the proxy is to vote on a particular resolution. If it does:
(i)	the proxy need not vote on a show of hands, but, if the proxy does so, the proxy must vote that way;

(ii)	if the proxy has two or more appointments that specify different ways to vote on the resolution, the proxy must not vote on a show of hands;

(iii)	if the proxy is the chair, the proxy must vote on a poll, and must vote that way; and

(iv)	if the proxy is not the chair, the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.
(e)	If a proxy is also a shareholder, this clause does not affect the way that the person can cast any votes they hold as a shareholder.

(f)	An appointment does not have to be witnessed.

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(g)	A later appointment revokes an earlier one if both appointments could not be validly exercised at the meeting.

(This reflects section 250A of the Act.)
18.5	Proxy documents
(a)	For an appointment of a proxy for a meeting of shareholders to be effective, the following documents must be received by the Company at least 48 hours, or any shorter period as is specified in the notice of meeting, before the meeting:
(i)	the proxy’s appointment; and

(ii)	if the appointment is signed, or otherwise authenticated in a manner prescribed by the regulations, by the appointor’s attorney, the authority under which the appointment was signed or a certified copy of the authority.
(b)	If a meeting of shareholders has been adjourned, an appointment and any authority received by the Company at least 48 hours or any shorter period as specified in the notice of meeting before the resumption of the meeting are effective for the resumed part of the meeting.

(c)	The Company receives an appointment authority when it is received at any of the following:
(i)	the Office;

(ii)	a fax number at the Office; or

(iii)	a place, fax number or electronic address specified for the purpose in the notice of meeting; and

if the notice of meeting specifies other electronic means by which the shareholder may give the document — when the document given by those means is received by the Company as prescribed by the regulations.

(This reflects section 250B of the Act.)
18.6	Validity of proxy vote
(a)	A proxy who is not entitled to vote on a resolution as a shareholder may vote as a proxy for another shareholder who can vote if their appointment specifies the way they are to vote on the resolution and they vote that way.

(This reflects section 250C(1) of the Act.)

(b)	Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a proxy votes, a vote cast by the proxy will be valid even if, before the proxy votes:
(i)	the appointing shareholder dies;

(ii)	the shareholder is mentally incapacitated;

(iii)	the shareholder revokes the proxy’s appointment;

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(iv)	the shareholder revokes the authority under which the proxy was appointed by a third party; or

(v)	the shareholder transfers the share in respect of which the proxy was given.

(This substitutes for section 250C(2) of the Act which is a replaceable rule.)
19	DIRECTORS

19.1	Number of Directors

The Company must have at least one Director. That Director must ordinarily reside in Australia.

(This reflects section 201A(1) of the Act.)

19.2	Appointment and removal of Director
(a)	The Company may appoint a person as a Director by resolution passed in general meeting.

(This substitutes for section 201G of the Act which is a replaceable rule.)

(b)	The Directors may appoint a person as a Director. A person can be appointed as a Director to make up a quorum for a Directors’ meeting even if the total number of Directors making such appointment is not enough to make up that quorum.

(This substitutes for section 201H(1) of the Act which is a replaceable rule.)

(c)	Only an individual who is at least 18 years of age may be appointed as a Director.

(c)	(This reflects section 201B(1) of the Act.)

(d)	The Company may by resolution:
(i)	remove a Director from office; and

(ii)	appoint another person as a Director instead.

(This substitutes for section 203C of the Act which is a replaceable rule.)
19.3	Single Director/shareholder Company
(a)	If the Company’s only Director is also its only shareholder:
(i)	the Director may exercise all the powers of the Company except any powers that the Act or this Constitution require the Company to exercise in general meeting;

(ii)	the business of the Company is to be managed by or under the direction of the Director;

(iii)	the Director may appoint another Director by recording the appointment and signing the record;

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(iv)	the Director is to be remunerated for being a Director as the Company determines by resolution;

(v)	the Company may also pay the Director’s travelling and other expenses properly incurred by the Director in connection with the Company’s business; and

(vi)	the Director may sign, draw, accept, endorse or otherwise execute a negotiable instrument. The Director may determine that a negotiable instrument may be signed, drawn, accepted, endorsed or otherwise executed in a different way.

(This reflects sections 198E, 201F(1), 202C and 198B (replaceable rule) of the Act)
19.4	Interests of Directors
(a)	A Director may hold any office or position of profit (other than that of auditor) under the Company or under any company promoted by the Company or in which the Company is a shareholder or otherwise interested.

(b)	Notwithstanding any rule of law or equity to the contrary, a Director may contract, transact or enter into an arrangement with the Company and no such contract, transaction or arrangement entered into by or on behalf of the Company in which the Company is interested, or any other contract, transaction or arrangement in which a Director is in any way interested, is avoided or rendered voidable because of that person being a Director.

(c)	A Director who has a material personal interest in a matter that relates to the affairs of the Company must give the other Directors notice of the interest unless section 191(2) of the Act says otherwise.

(This reflects sections 191(1)and (5) of the Act.)

(d)	Any notice given under clause (c) must give details of:
(i)	the nature and extent of the interest; and

(ii)	the relation of the interest to the affairs of the Company;

and be given at a Directors’ meeting as soon as practicable after the Director becomes aware of their interest in the matter. The details must be recorded in the minutes of the meeting.

(This reflects section 191(3) of the Act.)
(e)	If a Director of the Company has a material personal interest in a matter that relates to the affairs of the Company and under clauses (c) and (d) discloses the nature and extent of the interest and its relation to the affairs of the Company, or the interest is one that does not need to be disclosed under clause (c):
(i)	the Director may vote on matters that relate to that interest;

(ii)	the transactions that relate to the interest may proceed;

(iii)	the Director may retain benefits under the transaction even though the Director has that interest; and

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(iv)	the Company cannot avoid the transaction merely because of the existence of the interest.

(This substitutes for section 194 of the Act which is a replaceable rule.)

If disclosure is required under clause 19.4(c), paragraphs (c) and (d) above apply only if the Board does not resolve otherwise.
(f)	A Director of a Company who has an interest in a matter may give the other Directors standing notice of the nature and extent of the interest in accordance with the provisions of sections 192(2), (3) and (4) of the Act.

(g)	The standing notice takes effect as soon as it is given and ceases to have effect if:
(i)	a person who was not a Director of the Company at the time when the notice was given is appointed a Director of the Company (but resumes when notice is given to the new Director); or

(ii)	in relation to a particular interest, if the nature or extent of the interest materially increases above that disclosed in the notice.

A contravention of this clause (f) by a Director does not affect the validity of any act, transaction, agreement, instrument, resolution or other thing.

(This reflects the provisions of section 192 of the Act.)
(h)	Clauses 19.4.3, 19.4.4, 19.4.5, 19.4.6 and 19.4.7 do not apply where the Company has only one Director.
19.5	Remuneration of Directors
(a)	The Directors are entitled to be:
(i)	paid for their services as determined by the Company by resolution, divided between them in such proportions as the Directors may determine; and

(ii)	reimbursed for travelling and other expenses properly incurred in attending or in connection with their attendance at any meeting of the Company or of the Board or any committee of Directors.

(This substitutes for section 202A of the Act which is a replaceable rule.)
(b)	In addition to the remuneration referred to in clause (a), a Director may receive a special remuneration and expense reimbursement for performing extra services in and about the Company’s business as determined by the Directors.
19.6	Vacation of office of Director
(a)	A Director may resign as a Director by giving a written notice of resignation to the Company at the Office.

(b)	A person ceases to be a Director if:
(i)	the person becomes disqualified from managing corporations under Part 2D.6 of the Act (unless ASIC or the court allows them to manage the Company); or

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(ii)	the person is by resolution of the Company removed from the office of Director (in which case the Company may by resolution appoint another person as a Director instead).

(This reflects sections 203A, 203B and 203C of the Act of which 203A and 203C are Replaceable Rules.)
(c)	If a person who is the only Director and the only shareholder of the Company:
(i)	(A)	dies; or

	(B)	cannot manage the Company because of the person’s mental incapacity;

and a Personal representative or trustee is appointed to administer the person’s estate or property, the Personal representative or trustee may appoint a person as a Director of the Company; or

(ii)	vacates office under sections 206B(3) or 206B(4) of the Act because of the bankruptcy of the Director and a trustee in bankruptcy is appointed to the person’s property, the trustee may appoint a person as the Director of the Company.
(d)	A person appointed as a Director under clause (c) holds that office as if that person had been appointed in the usual way. The Personal representative who has the power of appointment under this clause may appoint themselves as Director. A person appointed as a Director under this clause holds that office as if that person had been appointed under this Constitution by the Company in general meeting.

(This reflects section 201F of the Act.)
19.7	Defect in appointment

Notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a Director, or a member of a committee, or to act as a Director, or that a person so appointed was disqualified, all acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director are valid as if the person had been duly appointed and was qualified to be a Director or to be a member of the committee.

(See section 201M of the Act.)

19.8	Wholly-owned subsidiary

Each Director is expressly authorised to act in the best interests of any holding company of the Company.

20	POWERS AND DISCRETIONS OF DIRECTORS

20.1	Business of the Company

The business of the Company must be managed by or under the direction of the Directors, who may exercise all the powers of the Company except any powers that the Act or this Constitution require to be exercised by the Company in general meeting. No resolution made by the

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Company in general meeting invalidates any prior act of the Directors which would have been valid if the resolution had not been made.

(This substitutes for section 198A of the Act which is a replaceable rule.)

20.2	Appointment of attorneys

The Directors may by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors), for the period and subject to the conditions the Directors think fit.

20.3	Appointment of auditor

The Directors may appoint an auditor for the Company if an auditor has not been appointed by the Company in general meeting.

(This reflects section 325 of the Act.)

20.4	Directors may execute security over the assets of the Company

If the Directors or any of them or any other person become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or persons so becoming liable from any loss in respect of such liability.

20.5	Negotiable instruments

All cheques, bills of exchange, promissory notices and other negotiable instruments will be signed, drawn, accepted, made or endorsed as the case may be for and on behalf of the Company in such manner as the Directors may from time to time determine.

(This substitutes for section 198B of the Act which is a replaceable rule.)

20.6	Directors’ discretion

Unless otherwise provided, if the Directors are given a power or discretion under this Constitution, then, subject to law, they may exercise the power or discretion in any manner that they in their absolute discretion see fit.

20.7	Delegation
(a)	The Directors may delegate any of their powers to:
(i)	a committee of Directors;

(ii)	a Director;

(iii)	an employee of the Company; or

(iv)	any other person.

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(b)	The delegate must exercise the powers delegated in accordance with any directions of the Directors.

(c)	The exercise of the power by the delegate is as effective as if the Directors had exercised it.

(This reflects section 198D of the Act.)

(d)	The meetings and proceedings of a committee must be carried out in accordance with the provisions in this Constitution relating to the meetings and proceedings of Directors, subject to any necessary changes and any directions made by the Directors.

(e)	If the Directors delegate a power under clause (a), the Directors are responsible for the exercise of the power by the delegate as if the power had been exercised by the Directors themselves, unless exonerated under section 190(2) of the Act.

(This reflects section 190(1) of the Act.)
21	DIRECTORS’ RESOLUTIONS AND MEETINGS

21.1	Circulating resolutions
(a)	The Directors may pass a resolution without a Directors’ meeting being held if all the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.

(b)	Separate copies of a document may be used for signing by Directors if the wording of the resolution and statement is identical in each copy.

(c)	The resolution is passed when the last Director signs.

(This substitutes for section 248A of the Act which is a replaceable rule.)
21.2	Resolutions and declarations of single Director Company
(a)	If the Company has only one Director, that Director may pass a resolution by recording it and signing the record.

(b)	If the Company has only one Director, that Director may make a declaration by recording it and signing the record.

(This reflects section 248B of the Act.)
21.3	Calling Directors’ meetings

A Director may at any time, and the Secretary on the request of a Director must, convene a Board meeting. Reasonable notice of such meeting must be given individually to every Director (other than the Director convening the Board meeting).

(This substitutes for section 248C of the Act which is a replaceable rule.)

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21.4	Use of technology

A Directors’ meeting may be called or held by using any technology consented to by all the Directors. The consent may be a standing one. A Director may only withdraw their consent within a reasonable period before the meeting.

(This reflects section 248D of the Act.)

21.5	Chairing Directors’ meetings

The Directors may elect a Director to chair their meetings and determine the period for which the Director is to be the chair. If no such chair is elected, or a previously elected chair is not available, or declines to act for the meeting or part of the meeting, the Directors must elect one of their number present to chair the meeting or the part of the meeting.

(This substitutes for section 248E of the Act which is a replaceable rule.)

21.6	Quorum at Directors’ meetings
(a)	A quorum for a meeting of the board of Directors is constituted by two Directors or such other number determined by the Board.

(b)	The quorum must be present at all times during the meeting.

(This substitutes for section 248F of the Act which is a replaceable rule.)
21.7	Passing of Directors’ resolutions

Resolutions of the Directors must be passed by a majority of votes cast by Directors entitled to vote on the resolution. Each Director present at a Board meeting has one vote.

(This substitutes for section 248G of the Act which is a replaceable rule.)

22	ALTERNATE DIRECTORS

22.1	Appointment

A Director may appoint an alternate to exercise some or all of the Director’s powers for a specified period.

22.2	Notice of Directors’ meeting

If the appointing Director requests the Company to give the alternate notice of Directors’ meetings, the Company must do so.

22.3	Exercise of powers by alternate

The exercise of a Director’s power by an alternate has the same effect as would the exercise of the power by the Director.

22.4	Termination of appointment

The appointing Director may terminate the alternate’s appointment at any time.

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22.5	Procedures for appointment and termination

An appointment or its termination must be in Writing. A copy must be given to the Company at its Office.

(This substitutes for section 201K of the Act which is a replaceable rule.)

22.6	Automatic vacation of office

An alternate automatically vacates office if the appointing Director vacates office as a Director or terminates the alternate’s appointment.

22.7	Entitlements

An alternate is entitled to be paid the expenses payable to a Director for acting as a Director provided for in this Constitution but is not entitled to receive Directors’ fees.

23	MANAGING DIRECTOR

23.1	Appointment

The Directors may appoint one or more of themselves to the office of managing Director of the Company for the period and on the terms (including as to remuneration as an employee of the Company) as the Directors see fit.

(This substitutes for section 201J of the Act which is a replaceable rule.)

23.2	Powers and revocation of powers

The Directors may confer on a managing Director any of the powers that the Directors can exercise. The Directors may also revoke or vary a conferral of power on the managing Director.

23.3	Revocation or variation of appointment
(a)	Subject to the terms of appointment, the Directors may revoke or vary an appointment of a managing Director.

(b)	A person ceases to be managing Director if they cease to be a Director.

(This substitutes for section 203F of the Act which is a replaceable rule.)
24	SECRETARY

24.1	Requirement for secretary

The Company need not have a Secretary but, if it does have one or more secretaries, at least one must be ordinarily resident in Australia.

(This reflects section 204A of the Act.)

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24.2	Appointment of secretary

A Secretary may only be appointed by the Directors.

(This reflects section 204D of the Act.)

24.3	Natural person not a minor as secretary

Only an individual who is at least 18 years of age can be appointed as a Secretary of the Company.

(This reflects section 204B(1) of the Act.)

24.4	Defect in appointment

Notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person as a Secretary, an act done by a Secretary is valid as if the person had been duly appointed and was qualified to be a Secretary.

(This is based on section 204E(1) of the Act.)

24.5	Acting secretary
(a)	If there is a Secretary, but the Secretary is not capable of acting, any act or thing required or authorised to be done by the Secretary may be done by any assistant or deputy secretary or such other person.

(b)	If there is no assistant or deputy secretary, or no assistant or deputy secretary is capable of acting in relation to any act or thing required or authorised to be done by the Secretary, an officer of the Company may be authorised by the Directors to do that act or thing.
24.6	Terms and conditions of office of secretary
(a)	A Secretary holds office on the terms and conditions (including as to remuneration as Secretary) that the Directors determine.

(This substitutes for section 204F of the Act which is a replaceable rule.)

(b)	The Directors may vary, terminate or suspend any appointment of a person as a Secretary.
25	MINUTES

25.1	Company must keep minute books

The Company must keep minute books in which it records within one month of the relevant event:
(a)	proceedings and resolutions of meetings of the Company’s shareholders;

(b)	proceedings and resolutions of Directors’ meetings (including meetings of a committee of Directors);

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(c)	resolutions passed by shareholders without a meeting;

(d)	resolutions passed by Directors without a meeting; and

(e)	if the Company has only one Director, the making of declarations by the Director.
25.2	Minutes to be signed

The Company must ensure that minutes of a meeting are signed within a reasonable time after the meeting by either:
(a)	the chair of the meeting; or

(b)	the chair of the next meeting.
25.3	Resolution without meeting

The Company must ensure that minutes of the passing of a resolution without a meeting are signed by a Director within a reasonable time after the resolution is passed.

25.4	Single Director declarations

If the Company has only one Director, that Director must sign the minutes of the making of a declaration by the Director within a reasonable time after the declaration is made.

25.5	Location of minute books

The Company must keep the minute books of the Company at:
(a)	the Office;

(b)	the Company’s principal place of business in Australia; or

(c)	another place approved by ASIC.

(This reflects section 251A(5) of the Act.)
25.6	Inspection by shareholders

The Company must ensure that the minute books for the meetings of its shareholders and for resolutions of shareholders passed without meetings are open for inspection by shareholders free of charge.

(This reflects section 251B(1) of the Act.)
25.7	Requests by shareholders
(a)	A shareholder may ask the Company in Writing for a copy of:
(i)	any minutes of a meeting of the Company’s shareholders or an extract of the minutes; or

(ii)	any minutes of a resolution passed by shareholders without a meeting.
(b)	If the Company does not require the shareholder to pay for the copy, the Company must send it:

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(i)	within 14 days after the shareholder asks for it; or

(ii)	any longer period that ASIC approves.
(c)	If the Company requires payment for the copy, the Company must send it:
(i)	within 14 days after the Company receives the payment; or

(ii)	within any longer period that ASIC approves.

(This reflects sections 251B(2), (3) and (4) of the Act.)
26	DIVIDENDS

26.1	Dividends to be paid out of profits

A Dividend may only be paid out of profits of the Company.

(This reflects section 254T of the Act.)

26.2	Other provisions about paying dividends
(a)	The Directors may determine that a Dividend is payable and fix:
(i)	the amount;

(ii)	the time for payment; and

(iii)	the method of payment.
(b)	The methods of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets.

(This substitutes for section 254U(1) of the Act, which is a replaceable rule.)
26.3	No interest on a dividend

Interest is not payable on a Dividend.

(This substitutes for 254U(2) of the Act which is a replaceable rule.)

26.4	Directors’ discretion to pay dividends

Subject to the terms on which shares in the Company are on issue, the Directors may pay Dividends as they see fit.

(This substitutes for section 254W(2) of the Act which is a replaceable rule.)

26.5	Incurring of debt

The Company does not incur a debt merely by fixing the amount or time for payment of a Dividend. The debt arises only when the time fixed for payment arrives. The decision to pay the Dividend may be revoked at any time before the time fixed for payment.

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(This reflects section 254V(1) of the Act.)

26.6	Retention of Dividends payable to a personal representative

Where the Personal representative of a shareholder is entitled:
(a)	to become a shareholder by transmission of a share; or

(b)	to transfer a share,

the Directors may retain the Dividends payable on that share until the Personal representative becomes the shareholder of that share or transfers that share.
26.7	Joint shareholders

Any one of several persons who are registered as the joint holders of any share may give effectual receipts for all Dividends and payments on account of Dividends in respect of such share.

27	CAPITALISATION OF PROFITS
The Company may capitalise profits. The capitalisation need not be accompanied by the issue of shares.
(This reflects section 254S of the Act.)
28	INSPECTION OF BOOKS
The Directors, or the Company by a general meeting resolution, may but are not required to authorise a shareholder to inspect books of the Company.
(This substitutes for section 247D of the Act which is a replaceable rule.)
29	INSPECTION OF FINANCIAL RECORDS

29.1	Director access

A Director of the Company has a right of access to the financial records at all times.

(This reflects section 290(1) of the Act.)

29.2	Shareholder access

The Directors may determine whether and to what extent, and at what times and places, and under what conditions or regulations, financial records of the Company, or any of them, are to be opened to the inspection of shareholders, and no shareholder has any right of inspecting any financial record of the Company, except as conferred by statute or authorised under this Constitution by the Directors.

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30	NOTICES

30.1	Notice to personal representative

Any notice given to a shareholder in accordance with this Constitution is to be treated as validly given to each Personal representative entitled to be registered in respect of the share, and to all persons who claim through such person, notwithstanding that the share in respect of which the notice is given is then subject to any clause relating to Personal representatives.

30.2	Notices to persons on the Register

Any person entitled to a share (whether by transfer, operation of law or otherwise) is to be treated as having received every notice in respect of the share which was given to the person from whom the person derives that entitlement before the person entitled to the share is entered in the Register as the holder of the share.

30.3	When notice is given

Where a specified period (including a particular number of days) must elapse or expire from or after the giving of a notice before an action may be taken, neither the day on which the notice is given nor the day on which the action is to be taken may be counted in calculating the period.

30.4	Notice by shareholders of address for service

Each shareholder must notify the Company in Writing of as many as possible of the following addresses for the purpose of notices:
(a)	postal address;

(b)	email address; and

(c)	fax number.

These addresses and details must be recorded in the Register.
30.5	How notices are given to shareholders

Subject to the Act and this Constitution, the Company may give notice to a shareholder:
(a)	by serving it on the shareholder personally;

(b)	by post or delivery to the postal address of the shareholder as recorded in the Register;

(c)	by sending it to the fax or email address of the shareholder as recorded in the Register; or

(d)	by any other means consented to by the shareholder.
30.6	How notices are given to the Company

Notices are to be given to the Company by post or delivery to the Office.

30.7	When notices are taken to be given
(a)	A notice sent by post is taken to be given two days after it is posted.

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(b)	A notice sent by fax is taken to be given on the day on which the sender obtains machine acknowledgment of successful transmission.

(c)	A notice sent by email is taken to be given when the email is sent, unless the sender has been notified, by a system or person involved in the delivery of the email to the addressee, that the email has not been successfully delivered.
30.8	Jointly held shares

If a share is held jointly, notice need only be given to the shareholder whose name appears first in the Register.

30.9	Notice to shareholders’ attorney

A shareholder may, by written notice to the Company, request that all notices to be given by the Company or the Directors to the shareholder be served on the shareholder’s attorney at an address specified in the notice.

31	WINDING UP
If the Company is wound up, the liquidator may, with the approval of a Special resolution of the Company, but subject to the rights of any classes of shareholder (unless the shareholders in that class by Special resolution otherwise agree), divide amongst the shareholders in kind, the whole or any part of the assets of the Company (whether they consist of property of the same kind or not and including shares). For this purpose, the liquidator may set such value as the liquidator deems fair on any property to be divided and may determine how the division is to be carried out as between the shareholders or different classes of shareholders, and vest the whole or any part of any such assets in trustees on such trusts for the benefit of the shareholders as the liquidator thinks fit, provided that no shareholder is compelled to accept any share or other securities on which there is any liability.
32	INDEMNITY

32.1	Indemnity against liabilities

Subject to clause 32.4, to the extent permitted by law and without limiting the powers of the Company, the Company must indemnify on a full indemnity basis each person who is, or has been, an officer of the Company:
(a)	against any Indemnified Liability which results from facts or circumstances relating to the person being or having been an officer of the Company;

(b)	for legal costs incurred in defending an action for a liability which results from facts or circumstances relating to the person being or having been an officer of the Company if the costs are incurred other than as an officer of the Company:
(i)	in defending or resisting civil proceedings in which the person is found to have a liability for which there is no indemnity under clause (a);

(ii)	in defending or resisting criminal proceedings in which the person is found guilty;

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(iii)	in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to be established; or

(iv)	in connection with proceedings for relief to the person under the Act in which the court denies the relief.
(c)	Clause (b)(iii) does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

(See section 199A of the Act.)
32.2	Insuring officers of the Company

To the extent permitted by law, the Company or its related bodies corporate may pay a premium (whether directly or through an interposed entity) for a contract insuring a person who is or has been an officer of the Company against:
(a)	any liability incurred by that person which results from facts or circumstances relating to the person being or having been an officer of the Company unless such liability arises out of conduct involving a willful breach of duty in relation to the Company or a contravention of sections 182 or 183 of the Act; and

(b)	any liability for legal costs incurred by that person which results from facts or circumstances relating to the person being or having been an officer of the Company including in relation to liability arising out of conduct involving a wilful breach of duty in relation to the Company or a contravention of sections 182 or 183 of the Act.

(See section 199B of the Act.)
32.3	Company may make separate contracts and bring separate actions
(a)	The Company may enter into an agreement or other document under which the Company may give any or all of the indemnities contemplated in this clause 32. The terms of such agreement or other document may apply to acts or omissions prior to or after the time of entering into the indemnity.

(b)	Any indemnities given by the Company in connection with this clause 32 do not affect the right of the Company to bring any demand or action against any existing or former officer of the Company or its related bodies corporate, including any demand or action arising out of the negligence of that person.
32.4	Directors may resolve to not indemnify

The Directors may resolve that the indemnities in clause 32.1:
(a)	are not to apply to a specified person or class of persons; or

(b)	will not apply unless the Company has confirmed the indemnity under clause 32.3(a) by a contract which is in force.

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32.5	Interpretation
(a)	Nothing in clauses 32.1 to 32.3 is to be taken to limit the power of the Company, as permitted by the Act, to indemnify or pay a premium for a contract insuring a person who is, or has been, an officer of the Company or its related bodies corporate.

(b)	The benefit of any indemnity previously provided by the Company to an officer or former officer of the Company in respect of liabilities incurred prior to 13 March 2000 is not affected by this clause 32.

(c)	Subject to the Act, the benefit of any indemnity given under this clause 32 continues even after the terms of this clause 32 are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion.
32.6	Payments not remuneration

Any payment made by the Company under clauses 32.1 to 32.2 does not constitute remuneration for the purposes of this Constitution.

33	BRANCH REGISTERS

33.1	Company may keep branch registers

The Company may establish and cause to be kept outside the state (including outside of Australia) where its principal Register is kept a branch Register of shareholders in accordance with the provisions of the Act.

33.2	Directors to determine manner in which branch registers are kept

Subject to the provisions of the Act and to the provisions of this Constitution, any branch Register must be established and kept in the manner the Directors determine.

33.3	Delegation

The Directors may empower any officer of the Company or any other person to establish and keep any branch register in a manner that the Directors determine and may delegate the following duties:
(a)	examining, passing or refusing transfers;

(b)	approving or refusing to approve transferees of shares; and

(c)	giving certificates of shares.
34	AMENDING THIS CONSTITUTION

34.1	By special resolution

Subject to the Act, the Company may modify or repeal this Constitution or a provision of this Constitution, by Special resolution.

(This reflects section 136(2) of the Act.)

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34.2	Date effective

A Special resolution modifying or repealing this Constitution takes effect:
(a)	if no later date is specified in the resolution, on the date on which the resolution is passed; or

(b)	on a later date specified in or determined in accordance with the resolution.

(This reflects section 137(a) of the Act.)